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                                                             EXHIBIT 14(a)(1)(i)

FIRST UNION NATIONAL BANK
NC 1075
Structured Products Servicing
8739 Research Drive, URP4
Charlotte, NC 28288-1075

                              OFFICER'S CERTIFICATE

       Reference is hereby made to that Pooling and Servicing Agreement dated as of May 1, 1997 by and among First Union Commercial Mortgage Securities, Inc. as Depositor, First Union National Bank as Master Servicer (the "Master Servicer"), CRIIMI MAE Services Limited Partnership as Special Servicer, and State Street Bank and Trust Company as Trustee, with respect to Commercial Mortgage Pass-Through Certificates, Series 1997-C1 (the "Agreement"). Capitalized terms used herein not otherwise defined shall have meanings assigned in the Agreement.

       Pursuant to Section 3.13 of this Agreement, Timothy S. Ryan and Timothy
E. Steward, Vice Presidents of the Master Servicer, do hereby certify that:

       1. A review of the activities of the Master Servicer during the period from January 1, 1999 through December 31, 1999 and of performance under the Agreement during such period has been made under our supervision; and

       2. To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement in all material respects throughout the period January 1, 1999 through December 31, 1999; and

       3. The Master Servicer has received no notice regarding qualification, or challenging the status of any portion of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body.

       IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 10th day of March, 2000.



/s/ Timothy S. Ryan                         /s/ Timothy E. Steward
-------------------------------             ----------------------------------
Timothy S. Ryan, Vice President             Timothy E. Steward, Vice President
First Union National Bank                   First Union National Bank


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